CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Datatec Systems, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report dated July 27, 1998, except with respect to the matter discussed in Note 18 as to which the date is February 2, 1999, included in this Form 10-K/A-2, into the Company's previously filed Registration Statements, Nos.33-87122, 33-94802, 33-93470, 333-08381, 333-03414, 333-09509, 333-15541, 333-16579,
333-22257, 333-36045, 3333-34893, 333-40585, 333-48757 and 333-53125.




                                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
February 12, 1999